Exhibit 99.1
Opiant Pharmaceuticals Strengthens Board of Directors With Appointment of Seasoned Clinical Development Executive Lorianne Masuoka, M.D.

SANTA MONICA, Calif., March 22, 2021 -- Opiant Pharmaceuticals, Inc. (“Opiant”) (NASDAQ: OPNT), a specialty pharmaceutical company developing medicines to treat addictions and drug overdose, today announced the appointment of Lorianne Masuoka, MD, to its Board of Directors, effective immediately. Dr. Masuoka will establish and chair a science and technology Board Committee.

“We are delighted to welcome Dr. Masuoka to the Opiant Board of Directors,” said Roger Crystal, M.D., President and Chief Executive Officer of Opiant. “Dr. Masuoka’s extensive experience successfully expanding the depth and value of development pipelines of several biotech companies will be incredibly valuable to Opiant as we advance our mission to develop new medicines for the potential treatment of addictions and drug overdose.”

“I am excited to join the board of directors at Opiant,” said Dr. Masuoka. “Opiant is working toward solving some of the greatest medical crises facing people worldwide, and has several promising programs with the potential to provide transformative treatments to patients suffering the affliction of addiction. I look forward to working alongside the Opiant team and leveraging my experience to develop and deliver on its pipeline.”

Dr. Masuoka has more than 20 years of experience building and expanding high value pipelines in the biopharmaceutical industry that have resulted in drug approvals and strategic alliances. She is a board-certified neurologist who has successfully created and overseen high performing teams to lead the clinical development of new medicines, with a focus in neurology, oncology and pain. Dr. Masuoka served as chief medical officer of InVivo Therapeutics, Cubist Pharmaceuticals (now Merck), and Nektar Therapeutics where, as a member of executive management, she managed teams in the areas of clinical research, pharmacovigilance, biostatistics and data management, regulatory affairs, reimbursement and clinical operations. Previously, she held various roles of increasing responsibility at FivePrime Therapeutics (now Amgen) and Chiron(now Novartis). In addition to her executive roles, Dr. Masuoka most recently served as a Board member at Pfenex Inc (now Ligand).

Dr. Masuoka received her medical degree from the University of California, Davis, where she also completed her residency in neurology. She completed her epilepsy fellowship at Yale University and is board certified by the American Board of Psychiatry and Neurology.

About Opiant Pharmaceuticals, Inc.
Opiant Pharmaceuticals, Inc., the company that developed NARCAN® Nasal Spray, is building a leading franchise of new medicines to combat addictions and drug overdose.
For more information visit: www.opiant.com.

Exhibit 99.1
Forward-Looking Statements
This press release contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, and among other things, our ability to maintain cash balances and successfully commercialize or partner our product candidates currently under development. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "continue" or the negative of such terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. Additional factors that could materially affect actual results can be found in our Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 4, 2021, including under the caption titled "Risk Factors."  These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

For Media and Investor Inquiries:
Ben Atkins, Opiant
(310) 598-5410
batkins@opiant.com